Exhibit 3.1

BYLAWS OF

WILSON BANK HOLDING COMPANY

(the “Corporation”)

(As Amended and Restated Effective November 24, 2025)

Article I.

OFFICES

The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Article II.

SHAREHOLDERS
2.1
Annual Meetings.

An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

2.2
Special Meetings.

A special meeting of shareholders shall be held on call of the Board of Directors or if the holders of at least ten percent (10%) of all the votes entitled to be cast (the “Requisite Percentage”) on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held. Such written request shall (i) provide evidence of the requesting shareholder’s current holdings in the Corporation and (ii) state with specificity the purpose or purposes of such meeting, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and include any other information specified in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of a valid written request for a meeting by shareholders, the Corporation shall mail notice of the meeting pursuant to Section 2.4 below. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

For purposes of determining the Requisite Percentage, the requesting shareholder must, with respect to the applicable shares, possess (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (i), (ii) and (iii) of the preceding sentence shall not include any shares (a) sold by such shareholder in any transaction that has not been settled or closed, (b) borrowed by such shareholder for any purposes or purchased by such shareholder pursuant to an agreement to resell or (c) subject to any option, warrant, forward contract, swap, contract of sale or derivative or similar agreement or understanding.

2.3
Place of Meetings.

The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation. The Board of Directors may, in its sole discretion, determine that any meeting of the shareholders be held solely or in part by means of remote communication (e.g., video or telephone conference) to the extent permitted under the Tennessee Business Corporation Act (the “Act”).

2.4
Notice of Meetings; Waiver.
(a)
Notice. Notice of the date, time and place of each annual and special shareholders’ meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than two (2) months before the date of the meeting and such notice shall comply with the requirements of Article XI of these bylaws (the “Bylaws”). Any previously scheduled meeting may be postponed, and any special meeting may be canceled, by resolution of the Board of Directors upon public notice given prior to the date scheduled for the meeting.
(b)
Waiver. A shareholder may waive any notice required by law, the Corporation’s Charter (the “Charter”) or these Bylaws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon such shareholder’s arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
2.5
Record Date.

The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action, a date not more than seventy (70) days before the meeting or action requiring a determination of shareholders.

A record date fixed for a shareholders’ meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

2.6
Shareholders’ List.

After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting. Such list will be arranged by voting group (and within each voting group by class or series of shares) and will show the address of and number of shares held by each shareholder. The shareholders’ list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or such shareholder’s agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Act, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

2.7
Voting Groups; Quorum; Adjournment.

All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a “voting group”. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Act or provided in the Charter, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

If a quorum of a voting group shall not be present or represented at any meeting, the chair of the meeting or the holders of a majority of the shares of such voting group who are present, in person or by proxy, may adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned unless a new record date is or must be set by the Act, in which case notice of the adjourned meeting must be given as required under the Act. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

2.8
Voting of Shares.

Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.

If a quorum exists, approval of action on a matter (other than the election of directors) by a voting group entitled to vote thereon is received if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.9
Proxies.

A shareholder may vote such shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment either personally or by such shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.10
Acceptance of Shareholder Documents.

If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

(i)
the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;
(ii)
the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;
(iii)
the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;
(iv)
the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to such shareholder document; or
(v)
two (2) or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory’s authority to sign for the shareholder.

2.11
Action Without Meeting.

Action required or permitted by the Act to be taken at a shareholders’ meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.

The action must be evidenced by one (1) or more written consents describing the action taken, at least one (1) of which is signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating such signing shareholder’s vote or abstention on the action and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.

If the Act or the Charter requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

2.12
Presiding Officer and Secretary.

Meetings of the shareholders shall be presided over by the President, or if the President is not present to chair any such meeting, by a chair chosen by the holders of a majority of the shares present, in person or by proxy, and entitled to vote at such meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the holders of a majority of the shares present, in person or by proxy, and entitled to vote at such meeting shall choose any person present to act as Secretary of the meeting.

2.13
Notice of Nominations.
(a)
Only persons who are nominated in accordance with this Section 2.13 and Section 2.15 shall be eligible for election as directors. Nominations for the election of directors may be made at a meeting of shareholders (i) as properly brought before the meeting by or at the direction of the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, (ii) as specified in the Corporation’s notice of such meeting (or any supplement thereto), or (iii) in the case of (1) any annual meeting of shareholders or (2) any special meeting of shareholders for the election of directors called in accordance with the Charter and these Bylaws, as otherwise properly brought before the meeting by any shareholder (x) who is a shareholder of record of the Corporation both at the time the notice is provided and at the record date for the meeting at which such nominee is to be considered for election (an “Eligible Shareholder”), and (y) who complies with the provisions set forth in this Section 2.13 and Section 2.15. The foregoing clause (iii) shall be the exclusive means for a shareholder to submit any director nomination. All nominations made by any Eligible Shareholder must be made pursuant to timely notice in proper written form to the Secretary. To be timely, (a) with respect to an election to be held at an annual meeting of shareholders, an Eligible Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. Central Time on the 120th day, nor later than 5:00 p.m. Central Time on the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so delivered not earlier than 5:00 p.m. Central Time on the 120th day prior to the date of the annual meeting and not later than (i) 5:00 p.m. Central Time on the 90th day before such annual meeting, or (ii) if the first public disclosure (as defined below) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public disclosure of the date of the annual meeting is first made, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called in accordance with the Charter and these Bylaws, an Eligible Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. Central Time on the 120th day prior to the date of the special meeting and not later than 5:00 p.m. Central Time on (A) the 90th day before such special meeting, or (B) if the first public disclosure of the date of special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public disclosure of the date of the special meeting is first made.
(b)
In the case of any nomination by an Eligible Shareholder, to be in proper written form, any such notice shall set forth in writing:
(i)
as to each person whom the Eligible Shareholder proposes to nominate for election or re-election as a director (the “Nominee”):
(a)
the name, age, business address and residence address of such Nominee;
(b)
the principal occupation or employment of such Nominee;
(c)
a description of all direct and indirect compensation and other material agreements, arrangements and understandings, and any other material relationships, in any such case during the past three (3) years, between or among the Eligible Shareholder, any Proposing Shareholder (as defined below) and/or any Shareholder Associated Person (as defined below) of such Eligible Shareholder or Proposing Shareholder, on the one hand, and each Nominee and such Nominee's respective Affiliates and Associates (as such terms are defined below), or others acting in concert therewith, on the other hand, in connection with the nomination of such Nominee, such Nominee’s potential service as a director of the Corporation or otherwise, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Securities and Exchange Commission (the “SEC”) Regulation S-K (“Item 404”) if the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder were the “registrant” for purpose of Item 404 and the Nominee were a director or executive officer of such registrant;
(d)
all information with respect to the Nominee that would be required to be provided to the Corporation pursuant to Section 2.13(b)(ii) of these Bylaws below if the Nominee were an Eligible Shareholder with respect to the nomination of any person for election as a director of the Corporation with the exception of the representation required pursuant to Section 2.13(b)(ii)(h);
(e)
any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies in a contested election of directors, in each case pursuant to

Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, to the extent applicable, Rule 14a-19);
(f)
the Nominee’s written consent to being nominated as a director, to being named as a nominee in any proxy statement and accompanying proxy card distributed in connection with the meeting, and to serving as a director, if elected; and
(g)
a fully completed and signed questionnaire regarding the background and qualifications of the Nominee to serve as a director, a copy of which may be obtained upon request to the Secretary.
(ii)
as to the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder with respect to such Nominee:
(a)
the name and address, as they appear on the Corporation’s books, and otherwise, of such Eligible Shareholder, any such Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder covered by any clauses below of this Section 2.13(b)(ii);
(b)
the class and number of shares of the Corporation which are directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and/or owned of record by such Eligible Shareholder, any such Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, including, if such Proposing Shareholder is a beneficial owner holding shares in “street name” through a broker, bank or other nominee, a written statement from such broker, bank or nominee verifying such ownership;
(c)
the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder;
(d)
any so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such

Eligible Shareholder, any such Proposing Shareholder and any such Shareholder Associated Person with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of capital stock or other securities of the Corporation;
(e)
a description of any other direct or indirect opportunity of such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares the Corporation;
(f)
a description of any agreement, arrangement, proxy or understanding between such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, on the one hand, and any other person(s) (including any such Shareholder Associated Person, or the Nominee), on the other hand, in connection with or related to the ownership or voting of capital stock of the Corporation or the Derivative Securities (including, without limitation, pursuant to which such Eligible Shareholder, any such Proposing Shareholder or any such Shareholder Associated Person thereof has a right to vote any shares or other securities of the Corporation), the proposed director nomination or such Nominee’s potential service as a director of the Corporation;
(g)
any information relating to such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(h)
a representation as to whether such Eligible Shareholder (including any Proposing Shareholder and Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder) intends to engage in a solicitation with respect to such nomination, and if so, whether such Eligible Shareholder (including any Proposing Shareholder and Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder) (a) intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares reasonably believed by the Eligible Shareholder or any such Proposing Shareholder to be sufficient to elect the Nominee(s) and/or to otherwise solicit proxies from the shareholders of the Corporation in support of such nomination, (b) intends to solicit proxies in support of any Nominee(s) in accordance with Rule 14a-19 promulgated under the Exchange Act (including Rule 14a-19(a)(2) and Rule 14a-19(a)(3)), and/or (c) intends to engage in an exempt solicitation under Rule 14a-2(b) of the Exchange Act;
(i)
a description of any plans or proposals which such Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder may have which relate to or would result in, if implemented, any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D of the Exchange Act (regardless of whether a Schedule 13D is required); and

(j)
a representation that such Eligible Shareholder or a representative thereof intends to appear in person at the meeting to propose such nomination.
(c)
Any Eligible Shareholder making any nomination shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding the Eligible Shareholder, the Nominee, any Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, including any such information to determine the eligibility or qualifications of the Nominee to serve as a director or an independent director, or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of the Nominee as a director. Such Eligible Shareholder shall provide such additional information to the Corporation as soon as reasonably practicable, and in any event within five (5) business days after such additional information has been requested by the Corporation (or such later time that the Corporation may specify in such request). The Corporation may require any Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Nominee shall be available for any such interviews within ten (10) business days following the date of such request.
(d)
Notwithstanding anything contained herein to contrary in these Bylaws, if any Eligible Shareholder making any director nomination pursuant to the terms of this Section 2.13 provides notice of any nomination pursuant to Rule 14a-19(b) under the Exchange Act (any such Eligible Shareholder, a “Rule 14a-19 Proponent”) and subsequently either (i) notifies the Corporation that such Rule 14a-19 Proponent (including any Proposing Shareholder and Shareholder Associated Person of such Rule 14a-19 Proponent or Proposing Shareholder) no longer intends to solicit proxies in support of the election of any proposed Nominee in accordance with Rule 14a-19, or (ii) such Rule 14a-19 Proponent (including any Proposing Shareholder or Shareholder Associated Person of such Rule 14a-19 Proponent or Proposing Shareholder) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (including Rule 14a-19(a)(2) and/or Rule 14a-19(a)(3) thereunder), then the Corporation shall disregard any proxies or votes solicited for the proposed nominee(s) of such Rule 14a-19 Proponent, and no vote with respect to the election of such proposed nominees shall occur (notwithstanding the fact that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, any Rule 14a-19 Proponent shall deliver to the Corporation, not later than five (5) business days prior to the applicable meeting, documentation reasonably satisfactory to the Corporation demonstrating that such Rule 14a-19 Proponent (including any Proposing Shareholder and Shareholder Associated Person of such Rule 14a-19 Proponent or Proposing Shareholder) has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. Any Rule 14a-19 Proponent shall notify the Secretary in writing at the principal executive offices of the Corporation within two (2) business days after becoming aware that such Rule 14a-19 Proponent (including any Proposing Shareholder and Shareholder Associated Person of such Rule 14a-19 Proponent or Proposing Shareholder) no longer intends to solicit proxies in support of the proposed nominee(s) of such Rule 14a-19 Proponent in accordance with such Rule 14a-19.
(e)
The number of nominees that an Eligible Shareholder (including any Proposing Shareholder or Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder) may nominate for election at a meeting of the shareholders pursuant to this Section 2.13 shall not exceed the number of directors to be elected at such meeting. In addition, no Eligible

Shareholder will be entitled to make any additional or substitute nominations following the expiration of the time periods set forth in this Section 2.13.
2.14
Notice of Shareholder Proposals.
(a)
At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section 2.14 and Section 2.15. To be properly brought before a meeting of shareholders, any such business must be a proper matter for shareholder action, and must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) in the case of any annual meeting of shareholders, otherwise properly brought before the meeting by a shareholder (x) who is an Eligible Shareholder, and (y) who complies with the provisions set forth in this Section 2.14 and Section 2.15. The foregoing clause (c) shall be the exclusive means for a shareholder to propose any business at any meeting of shareholders. For business to be properly brought before a meeting of shareholders by a shareholder, an Eligible Shareholder must have given timely notice in proper written form to the Secretary. To be timely with respect to business to be considered at any annual meeting of shareholders, an Eligible Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. Central Time on the 120th day, nor later than 5:00 p.m. Central Time on the 90th day, prior to the anniversary of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so delivered not earlier than 5:00 p.m. Central Time on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m. Central Time on the later of (A) the 90th day before such annual meeting, or (B) if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public disclosure of the date of the annual meeting is first made. To be timely with respect to business to be considered at any special meeting of shareholders, an Eligible Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. Central Time on the 120th day prior to the date of the special meeting and not later than 5:00 p.m. Central Time on (A) the 90th day before such special meeting, or (B) if the first public disclosure of the date of special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public disclosure of the date of the special meeting is first made. This Section 2.14 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.
(b)
An Eligible Shareholder’s notice to the Secretary shall set forth:
(i)
as to each matter the Eligible Shareholder proposes to bring before the meeting:
(a)
a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment, and the reasons for conducting such business at the meeting; and

(b)
any material interest of the Eligible Shareholder, any such Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder in such business, including a description of all agreements, arrangements and understandings between such Eligible Shareholder, any such Proposing Shareholder or any such Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any such Shareholder Associated Person), on the other hand (including the name(s) of such other person(s)) in connection with or related to the proposal of such business.
(ii)
as to the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder with respect to such proposal, all information described in Section 2.13(b)(ii) above (substituting references to the proposed nomination with the proposed business, where applicable), with the exception of the representation required by Section 2.13(b)(ii)(h).
(c)
Any Eligible Shareholder proposing any business shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding such Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder, if any, and/or the business that such Eligible Shareholder proposes to bring before the meeting. Such Eligible Shareholder shall provide such additional information as soon as reasonably practicable, and in any event within five (5) business days after such additional information has been requested by the Corporation (or such later time that the Corporation may specify in such request).
2.15
General Provisions Regarding Nominations and Proposals.
(a)
An Eligible Shareholder providing notice of a director nomination or business proposed to be brought before a meeting of shareholders in accordance with Section 2.13 or Section 2.14, as applicable, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.13 or Section 2.14, as applicable, shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof; provided, however, that any such update and supplement shall (a) be made only to the extent that information has changed since the last submission of such Eligible Shareholder, and (b) clearly identify any information that has changed since the last submission of such Eligible Shareholder. Any such update and supplement referenced in the prior sentence shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the meeting (in the case of the update and supplement required to be made as of the record date), or if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to).
(b)
If (i) any information required to be provided pursuant to Section 2.13 or Section 2.14, as applicable, or Section 2.15(a), in connection with any proposed director nomination or business (the “Required Information”), is not provided, (ii) any Required Information is inaccurate in any material respect, or (iii) the Eligible Shareholder, any Proposing Shareholder and/or any

Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder have not acted in accordance with the representations made in the Required Information or have not otherwise complied with these Bylaws (including, without limitation, Section 2.15(e) hereof), then, as applicable, the nomination proposed by any such Eligible Shareholder shall be deemed not to have been provided in accordance with these Bylaws, and the business proposed by any such Eligible Shareholder shall be deemed not to be properly brought before the meeting in accordance with these Bylaws.
(c)
The chair of the meeting shall, if the facts warrant, determine that a nomination was not provided in accordance with these Bylaws or that business was not properly brought before the meeting in accordance with these Bylaws, as applicable, and if the chair should so determine, the chair shall so declare to the meeting and any such nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of any such matter may have been received by the Corporation.
(d)
In no event will the adjournment or postponement of a meeting of shareholders for which notice has already been given, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in Section 2.13 or Section 2.14.
(e)
In addition to complying with the terms of these Bylaws, an Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person of such Eligible Shareholder or Proposing Shareholder shall also comply with all applicable legal requirements with respect to the matters set forth in Sections 2.13, 2.14 and 2.15 of these Bylaws, including all applicable requirements of the Exchange Act and the rules and regulations thereunder (including, to the extent applicable, Rule 14a-19).
(f)
Nothing in these Bylaws shall be deemed to (i) affect any right of shareholders to request inclusion of shareholder proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) except as otherwise required by Rule 14a-19, confer upon any shareholder of the Corporation a right to have any director nominee or any proposed business included in the Corporation’s proxy materials, or (iii) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Charter.
(g)
For purposes of these Bylaws, (w) “Affiliates” and “Associates” shall have the meanings given such terms in Rule 12b-2 under the Exchange Act, (x) “Proposing Shareholder” means the beneficial owner of shares of capital stock of the Corporation on whose behalf any director nomination or business is proposed by any Eligible Shareholder pursuant to Section 2.13 or Section 2.14, as applicable, if different from such Eligible Shareholder; (y) “Shareholder Associated Person” of any Eligible Shareholder or Proposing Shareholder means (i) any Affiliate or Associate of such Eligible Shareholder or Proposing Shareholder, (ii) any person directly or indirectly controlling, controlled by or under common control with any such Eligible Shareholder, Proposing Shareholder or Shareholder Associated Person referred to in clause (i) above, or (iii) any person acting in concert in respect of any matter involving the Corporation or its securities with such Eligible Shareholder or Proposing Shareholder, or any Shareholder Associated Person referenced in clauses (i) or (ii) above, and (z) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the

Corporation with the SEC pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.
Article III.

DIRECTORS
3.1
Powers and Duties.

All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

3.2
Number and Term.
(a)
Number. The Board of Directors shall consist of no fewer than five (5) nor more than fifteen (15) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board of Directors, or whether the size of the Board of Directors shall be fixed or variable-range may be fixed, changed or determined from time to time by the Board of Directors.
(b)
Term. The Board of Directors shall be divided into three (3) classes, Class I, Class II, and Class III, which shall be nearly equal in number as possible. Each director in Class I, Class II, and Class III shall be elected to a term of three (3) years and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office.
3.3
Meetings; Notice.

The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. Any regular or special meeting of the Board of Directors, and any meeting of any committee of the Board of Directors, may be held through any communications equipment (e.g., video or telephone conference) if all persons participating can simultaneously hear each other, and participation in a meeting pursuant to this Section 3.3 shall constitute presence in person at such meeting.

(a)
Regular Meetings. Unless the Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.
(b)
Special Meetings. Special meetings of the Board of Directors may be called by the person then serving as the Chairman of the Board of Directors, the President or any two (2) directors. Unless the Charter otherwise provides, special meetings must be preceded by at least twenty-four (24) hours’ notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.
(c)
Adjourned Meetings. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

(d)
Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him or her of such meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
3.4
Quorum.

Unless the Charter requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range board.

3.5
Voting.

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless such director:

(i)
objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting;
(ii)
provides dissent or abstention from the action taken and such dissent or abstention is entered in the minutes of the meeting; or
(iii)
delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
3.6
Action Without Meeting.

Unless the Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors, such action must be evidenced by one (1) or more written consents describing the action taken, at least one (1) of which is signed by each director, indicating the director’s vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

3.7
Compensation.

Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

3.8
Resignation.

A director may resign at any time by delivering written notice to the Board of Directors, President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

3.9
Vacancies.

Unless the Charter otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders.

3.10
Removal of Directors.
(a)
By Shareholders. The shareholders may remove one (1) or more directors with or without cause unless the Charter provides that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her without cause. A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her.
(b)
By Directors. If so provided by the Charter, any of the directors may be removed for cause by the affirmative vote of a majority of the entire Board of Directors.
(c)
General. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting is removal of directors.
Article IV.

COMMITTEES

Unless the Charter otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.

The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.

Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members. Any meeting of any committee of the Board of Directors, may be held through any communications equipment (e.g., video or telephone conference) if all persons participating can simultaneously hear each other, and participation in a meeting pursuant to this Article IV shall constitute presence in person at such meeting.

Article V.

OFFICERS
5.1
Number.

The officers of the Corporation shall be a President, a Secretary and such other officers as may be appointed by the Board of Directors from time to time. One (1) person may simultaneously hold more than one (1) office except the President may not simultaneously hold the office of Secretary.

5.2
Appointment.

The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board of Directors and until his or her successor shall have been appointed, or until his or her death, resignation or removal.

5.3
Resignation and Removal.

An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

5.4
Vacancies.

Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

5.5
Duties.
(a)
President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the active management of the business of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.
(b)
Vice President. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.
(c)
Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; the Secretary shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.
(d)
Treasurer. The Treasurer shall have the custody of the Corporation’s funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of his or her transactions as Treasurer and the financial condition of the Corporation. The Treasurer shall perform such other duties as may be incident to his or her office or as prescribed from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one (1) or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
(e)
Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.
(f)
Delegation of Duties. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.
5.6
Indemnification, Advancement of Expenses and Insurance.
(a)
Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person and such person’s estate, heirs, executors and administrators) (an “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor (each, a “Proceeding”), by reason of the fact that such Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any Proceeding. This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with any Proceeding, consistent with the provisions of applicable law as then in effect.
(b)
Advancement of Expenses. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his or her heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.
(c)
Non-Exclusivity of Rights. The indemnification and advancement of expenses provisions of this Section 5.6 shall not be exclusive of any other right which any person (and his or her heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, insurance purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity.
(d)
Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation’s Board of Directors or its President as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the Act.

Article VI.

SHARES OF STOCK
6.1
Shares with or without Certificates.

The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock.

The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

(a)
Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

(b)
Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 6.1(a) of these Bylaws and any other information required by the Act.
6.2
Subscriptions for Shares.

Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

6.3
Transfers.

Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation and only (i) with respect to the transfer of shares that are certificated, by delivery and surrender of the properly endorsed certificate being transferred or (ii) with respect to the transfer of shares that are uncertificated, by delivery of a written order to the Corporation, in a form acceptable to the Corporation and its transfer agent, authorizing the transfer of such shares and instructing the Corporation to effect the transfer and in the case of (i) or (ii) executed by (a) the holder of record thereof, (b) such holder of records’ legal representative, who, upon request of the Corporation shall furnish proper evidence of authority to transfer such shares, or (c) such holder of records’ attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or the Corporation’s duly appointed transfer agent. Such transfers shall be made on the books of the Corporation only upon surrender to the Corporation, or its designated transfer agent, of the certificate or certificates for such shares, if such shares are certificated, or written order, if such shares are uncertificated, in each case, properly endorsed and with all taxes thereon paid.

6.4
Lost, Destroyed or Stolen Certificates.

No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

Article VII.

CORPORATE ACTIONS
7.1
Contracts.

Unless otherwise required by the Board of Directors, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

7.2
Loans.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances.

7.3
Checks, Drafts, Etc.

Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board of Directors, the signatures of two (2) or more such officers may be required.

7.4
Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

7.5
Voting Securities Held by the Corporation.

Unless otherwise required by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may from time to time confer like powers upon any other person or persons.

7.6
Dividends.

The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

Article VIII.

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

Article IX.

CORPORATE SEAL

The Corporation shall not have a corporate seal.

Article X.

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended, repealed or restated, and new Bylaws may be adopted, at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting.

Article XI.

NOTICE

Except as otherwise provided by law, the Charter or these Bylaws, whenever notice is required to be given to any shareholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, postage prepaid, addressed to such shareholder, director or committee member, either at the address of such shareholder, director or committee member as it appears on the records of the Corporation or, in the case of such a director or committee member, at such director's or member’s business address. Notice delivered by mail shall be deemed given at the time when it is deposited in the mail. In the case of notice to the Board of Directors or any member of a committee thereof, notice may also be delivered by telephone, by telegraph, by electronic mail, by facsimile or by other writing or electronic transmission. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which such director is a party. Telegraph, facsimile or other electronic transmission, including electronic mail, notice shall be deemed given upon completion of the transmission of the message. Such requirement for notice shall also be deemed satisfied, in the case of shareholder meetings, if notice is provided by the Corporation to shareholders via electronic transmission in the manner, and with the consents, provided in the Act.

Article XII.

SEVERABILITY

If any provision of these Bylaws is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully separable, and these Bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these Bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from these Bylaws. Notwithstanding the foregoing, if any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, but only as applied to any person or entity or specific circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and the application of such provision to other persons or entities shall not in any way be affected or impaired thereby.

Amended and restated as of November 24, 2025.